UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 5, 2016
Date of Report (Date of earliest event reported)

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CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 9, 2016, Stephen S. Crawford has been appointed Head of Finance and Corporate Development and R. Scott Blackley has been appointed Chief Financial Officer of Capital One Financial Corporation (the “Company”).  Mr. Crawford will take on an expanded role leading the Company’s Global Finance organization and Corporate Development, and focusing on ensuring the finance organization continues to advance the Company’s financial and strategic agenda.  Mr. Blackley will be responsible for the Company’s financial reporting and disclosure and related controls and will continue to report to Mr. Crawford in his new role.  Today’s announcement is a logical expansion in role for two exceptional leaders that will sustain and enhance the finance organization’s capabilities to meet the evolving needs of the Company and its stakeholders.
Mr. Blackley, age 48, has served as the Company’s Principal Accounting Officer and Controller since July 2011 and March 2011, respectively. Prior to joining the Company, Mr. Blackley held various executive positions at Fannie Mae, most recently as Senior Vice President and Chief Financial Officer of the Capital Markets Group.  Mr. Blackley has more than 20 years of experience in consulting and public accounting, including an appointment to the US Securities and Exchange Commission as a Professional Accounting Fellow and as a Partner with KPMG, LLP.
Mr. Crawford, age 51, joined the Company in February 2013 as Chief Financial Officer Designate and served as the Chief Financial Officer beginning May 24, 2013. Prior to joining the Company, Mr. Crawford co-founded Centerview Partners, an investment banking and advisory firm, in 2006. Prior to that, Mr. Crawford served in various leadership roles at Morgan Stanley & Co., a financial services firm, including as the Co-President of the firm during 2005, Executive Vice President and Chief Administrative Officer from 2004 to 2005, Executive Vice President and Chief Financial Officer from 2001 to 2004, and Executive Vice President and Chief Strategic Officer from 2000 to 2001.
In connection with Mr. Blackley’s appointment as Chief Financial Officer, he received a one-time award of restricted stock units under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) with a Fair Market Value, as defined in the 2004 Plan, of $1,000,000. In connection with his appointment as Head of Finance and Corporate Development, Mr. Crawford will enter into an Amended and Restated Non-Competition Agreement (the “Agreement”). The Agreement restricts Mr. Crawford from providing competitive services to any entity for a period up to three years following separation from the Company.  In consideration of these restrictions, the Agreement provides payments equal to fifteen percent of total target compensation and certain continued benefits during each year of the non-competition restriction if Mr. Crawford’s employment is terminated by Capital One for any reason other than death, disability or cause and subject to other terms and conditions, including compliance with the non-compete restrictions.  In addition, under the Agreement and the terms of his equity awards, Mr. Crawford is entitled to continued vesting of certain of his unvested equity awards in the event of a termination of employment other than for cause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Dated: May 5, 2016	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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